ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the "Agreement") dated June 30, 2015, by and between Ballroom Dance Fitness, Inc., a Florida Public Corporation (the "Purchaser") and World Arena Rugby, Inc., a Nevada Corporation (the "Seller") which is a wholly owned subsidiary of ZUMA Beach Entertainment, Inc. The Purchaser and the Seller are sometimes referred to herein individually as "Party" and collectively as the "Parties".

WITNESSETH:

WHEREAS, the Seller is in the business of structuring and operating a sporting event, specifically in the sport known as Rugby, and has created the sole concept to form a new Rugby league with its "live "public presentation being played in an indoor arena (the "Production"). Seller additionally has expertise in the sport known as Rugby and presented the concept and operations format, together with the Production, for sale to the Purchaser. Seller holds the rights to sell the name, concept and operating format to Purchaser; and

WHEREAS, the Seller wishes to sell, and the Purchaser wishes to purchase, the Production and all rights and interests owned by the Seller as to the name, concept and the operating format with respect thereto, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

SALE OF ASSETS

Section 1.1. Assets Purchased. On the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, transfers, conveys, assigns and delivers to the

Purchaser, and the Purchaser hereby purchases, except as set forth in Section 1.2, all of the Seller's right, title and interest in, the Production together with all intangible property and intellectual property related thereto (collectively, the "Assets"), free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character (collectively, "Liens").

Section 1.2. Excluded Assets. Anything in Section 1.1 to the contrary notwithstanding, there shall be excluded from the assets, properties and rights to be transferred to the Purchaser hereunder, (a) any rights of the Seller under this Agreement; and (b) any assets specifically detailed on Schedule 1.2 to this Agreement.

Section 1.3. No Assumed Liabilities. In connection with the sale, transfer,

conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall assume no liabilities assumed by the Seller in connection with the Assets. The Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities of the Seller with respect to any action or inaction of the Seller prior to the Closing, whether known or unknown, contingent or otherwise and of any kind, character or description whatsoever.

ARTICLE II

CONSIDERATION AND CLOSING

Section 2.1. Consideration. In full consideration for the purchase by the Purchaser of the Assets, Purchaser shall deliver to Seller the following consideration (the "Consideration") for the purchase of the Assets as described below:

(a)

Three million (3,000,000) shares of fully paid and non-assessable shares of the Company's Common Stock par value $1.00 (the "Shares").

(b)

Employment Agreements for Mark Savoy & Aric Gastwirth. Employment Agreements shall be treated as confidential information.

Section 2.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrently and simultaneously with (a) the execution and delivery of this Agreement, at the offices of the Purchaser at 10:00 a.m. local time on June 30, 2015 or such other date and places as the Purchaser and Seller may mutually agree upon and (b) the closing of the transactions contemplated by the Asset Purchase Agreement between Purchaser and Seller (the "Closing Date").

Section 2.3. Further Assurance; Post Closing Cooperation. All transactions at the Closing shall be deemed to have taken place simultaneously. At the Closing, the Purchaser shall deliver to the Seller the Consideration and the Seller shall deliver an acceptable Bill of Sale evidencing the transfer of the Assets to Purchaser. The Seller will, from time to time, at the request of the Purchaser, whether at or after the Closing Date, execute and deliver such other and further instruments of conveyance, assignment, transfer and consent as the Purchaser or its counsel may reasonably require for the most effectual conveyance and transfer of the Assets to the Purchaser, and the Seller will assist the Purchaser, including taking all necessary action in the delivery of possession of the Assets to the Purchaser. In addition, in the event Seller receives any checks or drafts payable to the order of the Seller relating to the Assets purchased by the Purchaser hereunder subsequent to the Closing Date, Seller shall promptly forward such checks or drafts directly to Purchaser. Following the Closing, each Party will afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (a) the preparation of tax returns, (b) the determination or enforcement of rights and obligations under this Agreement, (c) compliance with the requirements of any Governmental or Regulatory Authority, (d) the determination or enforcement of the rights and obligations of any Indemnified Party (as defined in Section 8.2) or (e) in connection with any actual or threatened action or proceeding.

Section 2.4. Third-Party Consents. Anything in this Agreement to the contrary notwithstanding, in the event an assignment or purported assignment to the Purchaser of any of the agreements, contracts or commitments of the Seller (sometimes collectively referred to as a "contract" or the "contracts"), or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in the Purchaser receiving all of the rights of the Seller thereunder, such contract shall be deemed not to have been assigned by the Seller to the Purchaser. In those circumstances, if requested by the Purchaser, after the Closing, the Seller will use its reasonable commercial efforts to obtain any such consent. If such consent is not obtained and is required to effectively assign a contract to the Purchaser, the Seller will cooperate with the Purchaser in any reasonable arrangement to provide the Purchaser with the full claims, rights and benefits under any such contract, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Seller, as the case may be, against a third party thereto arising out of the breach or cancellation by such third party or otherwise, and any amount received by the Seller in respect thereof shall be held for and paid over to the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants and agrees to and with the Purchaser, as follows:

Section 3.1 Execution and Validity of Agreement; Existence and Good Standing. The Seller has the full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all required action on behalf of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitute legal, valid and binding obligations of the Seller enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Seller is a duly organized and validly existing corporaton in good standing under the laws of the State of Nevada with the full power and authority to own its property and to carry on its business in the places where such properties are now owned or operated or such business is now being conducted.

Section 3.2 Title to Properties; Encumbrances. The Seller has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all of the Assets (tangible and intangible). The Purchaser is hereby being vested with good and marketable title in and to the Assets, free and clear of all Liens.

Section 3.3. Contracts. Schedule 3.3 hereto contains an accurate and complete list of all agreements to which the Seller is a party and which relate to the Assets. Each agreement, contract and commitment of the Seller, including, but not limited to those set forth on Schedule 3.3 is in full force and effect, and there exists no default or event of default by the Seller or to the best knowledge, information and belief of the Seller and, by any other party, or occurrence, condition, or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Seller, and there are no outstanding claims of breach or indemnification or notice of default or notice of termination of any such agreement, contract and commitment.

Section 3.4. Non-Contravention. The execution, delivery and performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) result in the violation by the Seller of any statute, law, rule, regulation or ordinance (collectively "Laws"), or any judgment, decree, order, with, permit or license (collectively "Orders") of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Seller or any of its assets or properties.

Section 3.5. Approvals and Consents. Except as disclosed on Schedule 3.5, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Seller is a party or by which its assets or properties are bound for the execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder or the consummation of the transactions contemplated hereby.

Section 3.6

Litigation. Except as set forth on Schedule 3.6, there is no action, suit,

proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of the Seller, any investigation by) any Governmental or Regulatory Authority, pending or, to the best knowledge, information and belief of the Seller, threatened, against the Seller with respect to this

Agreement, the Assets or the transactions contemplated hereby. Schedule 3.6 also sets forth with respect to each pending or threatened action, suit or proceeding listed thereon, the amount of costs, expenses or damages the Seller has incurred to date and reasonably expects to incur through conclusion thereof. The Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding.

Section 3.7 Liabilities. Except as set forth in Schedule 3.7, there are no outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.7, "Liabilities") whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due with respect to the Assets.

Section 3.8. Intellectual Properties. Schedule 3.8 hereto sets forth a list of all Intellectual Property (as defined below) owned by the Seller (inclusive of any work product which was assigned to Seller as a "work made for hire") which relate to the Assets and all agreements under which any Person has granted a license for any Intellectual Property to the Seller with respect to the Assets. The Seller by ownership or license has all right, title and interest in, or has the requisite permission and authority to use, all Intellectual Property used in connection with the Assets. Except as set forth on Schedule 3.8, with respect to the Assets, no claim of infringement or misappropriation of Intellectual Property is pending or, to the best knowledge, information and belief of the Seller, threatened against the Seller and, to the best knowledge, information and belief of the Seller, the Seller is infringing or misappropriating any

Intellectual Property of any Person. The Seller has granted any license, franchise or permit in effect on the date hereof to any Person to use any Intellectual Property owned by it. The term "Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights, trade secrets and trade secret rights, rights of privacy and publicity, and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

Section 3.9. Compliance with Laws; Licenses and Permits.

(i) Compliance. With respect to the Assets, the Seller has conducted its business in compliance with all applicable (a) Laws and Orders promulgated by all Governmental or Regulatory Authorities; (b) all environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity, except in each case (other than with respect to compliance with environmental Laws and Orders) where the failure to so comply would not reasonably be expected to have a "Material Adverse Effect" (which shall mean any material and adverse effect on the value of the Assets in the aggregate in excess of $5000). The Seller has not been charged with, or, to the best information, knowledge and belief of the Seller threatened with or under any investigation with respect to, any charge concerning any violation of any such Laws or Orders.

(ii) Licenses. With respect to the Assets, the Seller has all Licenses required by any Governmental or Regulatory Authority for the production and distribution of the Production and the use of the Assets as contemplated by the Purchaser, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the best knowledge, information and belief of the Seller is threatened, to revoke or terminate any of such Licenses or declare any such License invalid in any material respect.

Section 3.10. Brokers. Except as set forth on Schedule 3.10, no broker, finder, agent or similar intermediary has acted on behalf of the Seller, any affiliate thereof, or the Seller in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Seller, any affiliate thereof, or the Seller in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 3.11. Copies of Documents. The Seller has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents, warrants and agrees to and with the Seller as follows:

Section 4.1 Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

Section 4.2. Execution and Validity of Agreements. The Purchaser has the full power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Seller, constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms.

Section 4.3. Non-Contravention; Approvals and Consents.

(i) Non-Contravention. The execution, delivery and performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby, will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation (or other comparable charter documents) of the Purchaser, or (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Purchaser or any of its assets or properties.

(ii) Approvals and Consents. Except as disclosed on Schedule 4.3.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

Section 4.4. Brokers. Except as disclosed on Schedule 4.4 hereto, no broker, finder, agent or similar intermediary has acted on behalf of the Purchaser or its affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Purchaser or its affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 4.5. Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished to the Seller pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

ACTIONS AT CLOSING BY THE SELLER

Simultaneously herewith:

Section 5.1. Bill of Sale and Assignments. The Seller is delivering to Purchaser appropriate Bills of Sale and Assignments relating to the Assets described in Section 1.1, all in form and substance reasonably satisfactory to Purchaser and its counsel.

Section 5.2. Certified Resolutions. The Seller is delivering to the Purchaser a copy of resolutions of the members of the Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to and by an officer of the Seller.

Section 5.3 Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents incident thereto were reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VI

ACTIONS AT CLOSING BY THE PURCHASER

Simultaneously herewith:

Section 6.1. Required Approvals, Notices and Consents. The Purchaser shall have obtained or given, at no expense to the Seller, and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on Schedule 4.3.2 hereof. Each such consent or approval shall be in form reasonably satisfactory to counsel for the Seller.

Section 6.2. Certified Resolutions. The Purchaser is delivering to the Seller a copy of the resolutions of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an officer of the Purchaser.

Section 6.3. Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto were reasonably satisfactory in form and substance to the Seller and its counsel and the Seller received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE VII

OTHER AGREEMENTS

Section 7.1. Taxes. The Seller (and its members personally) shall be fully responsible for and shall pay any and all Taxes relating to the Assets arising from all periods prior to Closing Date as well as capital gains arising from the transfer and sale of the Assets to the Purchaser hereunder and the transactions contemplated by this Agreement.

Section 7.2. Clawback Provision. The Purchaser acknowledges that Seller desires to ensure the Production continues in existence throughout and after the duration of this Agreement. In the event that Purchaser should decide to discontinue with the Production for any reason, Seller shall have the right to reacquire the Production from Purchaser.

In the event the provisions of this Section are enacted, the Seller shall have the option to reacquire the Production. If Purchaser decides to discontinue the Production within the first six (6) months of this Agreement, Seller shall have the right to re-acquire said Production for the same consideration as initially paid by Purchaser. If Purchaser discontinues the Production after the initial six (6) month period, Seller shall have right of first refusal on any valid and confirmable offer received by Purchaser for the Production. If no valid offer has been received, Seller shall have the right to re-acquire said Production for the same consideration as initially paid by Purchaser.

ARTICLE VIII

SURVIVAL; INDEMNITY

Section 8.1. Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other Party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each Party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other Parties contained in this Agreement and the Schedules, if any, furnished by any other Party pursuant to this Agreement, or in any certificate delivered at the Closing by any other Party. Subject to the limitations set forth in Sections 8.5.1 and 8.5.2, the respective representations, warranties, covenants and agreements of the Seller and the Purchaser contained in this Agreement shall survive the Closing.

Section 8.2. Obligation of the Seller to Indemnify. Subject to the limitations contained in Section 8.5.1, the Seller hereby agrees to indemnify the Purchaser and its affiliates (individually a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to assume liability for, payments of all liabilities (including liabilities for Taxes, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "Losses"), that may be imposed on or incurred by the Purchaser Indemnified Parties as a consequence of or in connection with (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article III hereof, (b) any breach or failure by the Seller to comply with perform or discharge any obligation, agreement or covenant by the Seller contained in this Agreement; or (c) the assertion by any third party of any claim or cause of action which arose prior to the Closing. The term "Losses" as used herein is not limited to matters asserted by third parties against a Purchaser Indemnified Party but includes Losses incurred or sustained by a Purchaser Indemnified Party in the absence of third party claims.

Section 8.3. Obligation of the Purchaser to Indemnify. Subject to the limitations set forth in Section 8.6.2 hereof, the Purchaser hereby agrees to indemnify the Seller and its affiliates (collectively, the "Seller Indemnified Parties"; the Purchaser Indemnified Parties and the Seller Indemnified Parties, collectively, the "Indemnified Parties") against, and to protect, save and keep harmless the Seller Indemnified Parties from and to assume liability for any and all Losses that may be imposed on or incurred by the Seller Indemnified Parties as a consequence of or in connection with (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article IV hereof (b) any breach or failure by the

Purchaser to comply with, perform or discharge any obligation, agreement or covenant by the Purchaser contained in this Agreement or (c) the assertion by any third party of any claim or cause of action relating to any liability which arose prior to the Closing.

Section 8.4. Indemnification Procedures.

(i) Notice of Asserted Liability. The Indemnified Party shall promptly give notice (the "Claims Notice") to the party or parties required to pay any amount in respect of Losses under Section 8.2 or 8.3 (collectively, the "Indemnifying Party"), of any demand, claim or circumstances which in good faith it believes gives rise, or with the lapse of time would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in any Losses (an "Asserted Liability") without regard to the limitations on indemnification set forth in Section 8.5 below. The Claims Notice shall describe the Asserted Liability in reasonable detail, shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by an Indemnified Party.

(ii) Defense of Asserted Liability. The Indemnifying Party may elect to compromise, settle or defend, at its own expense and by its own counsel (such counsel to be reasonably satisfactory to the Indemnified Party), any Asserted Liability. If the Indemnifying Party elects to compromise, settle or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party in writing of its intent to do so and the Indemnified Party shall cooperate, at the request and expense of the Indemnifying Party, in the settlement or compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise, settle or defend the Asserted Liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise, settle or defend such Asserted Liability at the expense of the Indemnifying Party and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such third party claim. Notwithstanding the foregoing, the Indemnifying Party may not settle or compromise any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides solely for a monetary payment and includes an unconditional release from all liability without future obligation or prohibition on the part of the Indemnified Party, which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the expense of the Indemnified Party. However, in such event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement. The Indemnified Party shall have the right to employ its own counsel in any case with respect to an Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, or (c) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Parties hereto agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

(iii) Control by Purchaser. All decisions and determinations to bemade by the Purchaser and/or a Purchaser Indemnified Party under this Article VIII shall be made by the Purchaser in the name of and on behalf of the Purchaser or such other Purchaser Indemnified Party and all such decisions and determinations shall be binding upon the parties hereto and such Purchaser Indemnified Party.

Section 8.5. Limitations on Indemnification.

(i) Termination of Indemnification Obligations of the Seller. Theobligation of the Seller to indemnify under Section 8.2 hereof shall terminate on the fourth anniversary of the Closing Date, except as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification or given a Claims Notice under Section 8.4 hereof on or prior to such date. The obligation to indemnify shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

(ii) Termination of Indemnification Obligations of the Purchaser.The obligation of the Purchaser to indemnify under Section 8.3 hereof shall terminate on the fourth anniversary of the Closing Date, except as to matters as to which any Seller Indemnified Party has made a claim for indemnification or given a Claims Notice under Section 8.4 hereof on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

Section 8.6. Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article VIII shall be treated by the Parties as an adjustment to the Purchase Price.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

Section 9.2. Governing Law. This Agreement has been entered into in the State of Florida and the validity, interpretation and legal effect of this agreement shall be governed by the laws of the State of Florida applicable to contracts entered into and performed entirely within such state. The Florida courts (state and federal) located in the County of Broward and / or Palm Beach Florida only will have jurisdiction of any controversies regarding this Agreement and the parties hereto consent to the jurisdiction of said courts. Any action or other proceeding which involves such a controversy will be brought in the courts located in the County of Broward and / or Palm Beach Florida, and not elsewhere. Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods, be served upon either party hereto by delivering it or mailing it in accordance with paragraph 12 hereinabove. Any such delivery or mail service shall be deemed to have the same force and effect as personal service in Florida.

Section 9.3. "Person" Defined. "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

Section 9.4. "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the best knowledge, information and belief of the Seller, such term shall be limited to the actual knowledge of the Seller and unless otherwise stated such knowledge that would have been discovered by the Seller after reasonable inquiry.

Section 9.5. "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

Section 9.6. "Code" Defined. As used in this Agreement, code means the Internal Revenue Code of 1986, as amended.

Section 9.7. Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.8. Publicity. No party to this Agreement shall, and the Parties shall insure that no representative of any Party shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the other Party.

Section 9.9. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to the Seller, addressed to:

World Arena Rugby, Inc.

C/O ZUMA Beach Entertainment, Inc.
3727 West Magnolia Blvd. Suite # 711
Burbank, CA. 91505

Attn: Mark Savoy

If to the Purchaser, addressed to:

Ballroom Dance Fitness, Inc.
111 U.S. Highway One
North Palm Beach FL 33408

Attn: Bill Forhan

Section 9.10. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 9.11. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

Section 9.12. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 9.13. Entire Agreement.  This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.14. Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by the Purchaser and the Seller.

Section 9.15. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted hereunder and pursuant to Purchaser's Operating Agreement.

Section 9.16. Gender and Person. Wherever the context so requires, the masculine pronoun shall include the feminine and the neuter, the neuter pronoun shall include the feminine and the masculine, and the singular shall include the plural and the plural shall include the singular.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Execution Date effective as of the Closing Date.

World Arena Rugby, Inc.

By: /s/ Mark Savoy

6-30-15
Name: Mark Savoy
Title: CEO / President

Zuma Beach Entertainment, Inc.

By: /s/ Mark Savoy

6-30-15
Name: Mark Savoy
Title: CEO / President

Ballroom Dance Fitness Inc. Zoom Companies, Inc.

By: /s/ William Forhan
Name: William Forhan
Title: CEO

SCHEDULE 1.2

LIST OF ASSETS EXCLUDED UNDER SECTION 1.2 OF AGREEMENT

1. Team options on the following cities will remain with Seller: All the below cities will be subject to the standard Team Agreement

Philadelphia

New York

New Jersey

Austin/ Dallas

The state of California in full

2. Any and all rights to World Rugby Magazine

SCHEDULE 3.3

CONTRACTS

1. None

SCHEDULE 3.5

APPROVALS AND CONSENTS

1. None

SCHEDULE 3.6

LITIGATION

1. None

SCHEDULE 3.7

LIABILITIES

1. None

SCHEDULE 3.8

INTELLECTUAL PROPERTIES

1. None

SCHEDULE 3.10

BROKERS

1. None